                                                                      EXHIBIT 10
                                                                      ----------

NOTE: THIS DOCUMENT OMITS CERTAIN INFORMATION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED INFORMATION HAS BEEN FILLED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF THE OMITTED INFORMATION IS INDICATED HEREIN BY AN ASTERISK.


                          EXCLUSIVE LICENSE AGREEMENT
                          ---------------------------

     This Agreement is made on the last date executed by a party ("Effective Date"), by and between Medjet, Inc., a Delaware corporation with a principal place of business at 1090 King Georges Post Road, Edison, New Jersey 08837 ("MEDJET") and Nestle S.A., a Swiss business entity, having a place of business at Case Postale 353, Avenue Nestle, CH-1800, Vevey, Switzerland ("NESTLE").

                                  WITNESSETH:

          WHEREAS, MEDJET is the owner or otherwise controls and has the right to grant licenses and assignments of their interest in certain Waterjet Technology defined hereinafter,

     WHEREAS, MEDJET is the owner of U.S. Patent No. 5,556,406 claiming a device using the Waterjet Technology;

     WHEREAS, NESTLE wishes to obtain an exclusive license in the field of corneal refractive surgery to said patent and any future patents relating to the Waterjet Technology;

     NOW, THEREFORE, in consideration of the following mutual promises and obligations, the parties agree as follows:


                                   ARTICLE I
                                   ---------
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

     Section 1.01  Defined Terms.
     ---------------------------

     Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement, such definitions to be equally applicable to both the singular and plural forms and masculine, feminine and neuter gender of any of the terms defined:

     "Waterjet Technology" means the use of high pressure water to cut, dissect, remove, ablate or otherwise manipulate corneal tissue, including the technology and devices described in U.S. Patent No. 5,556,406, and any continuations, divisions, continuation-in-part, substitutes, reissues, re-examinations and foreign counterparts thereof.

     "Know-How" means the trade secrets, manufacturing processes, specifications, formulae, techniques, practices and technical data relating to the manufacturing and packaging of Licensed Products; scientific, analytical and clinical data; and all other technical and scientific information relating to the Licensed Products, in each case which are or will be owned by MEDJET and which may be useful in enabling NESTLE to obtain applicable regulatory approval(s) and to manufacture, use, and sell Licensed Products.

     "Licensed Patent Rights" means U.S. Patent No. 5,556,406, and any other patent or patent application assigned to, owned by, applied for or licensed to MEDJET which includes one or more Valid Claims that encompass either the Waterjet Technology or the use of the Waterjet Technology in performing corneal refractive surgery, and any continuations, divisions, continuation-in-part, substitutes, reissues, re-examinations and foreign counterparts of such patent application(s) or any patent(s) thereon.

     "Licensed Products" means all devices, handpieces and disposables that fall within one or more Valid Claims contained in the Licensed Patent Rights. NESTLE may, at its sole discretion, create a pak or pak(s) related to specific surgical procedures using the Waterjet Technology ("Waterjet Paks"). NESTLE may sell Waterjet Paks or other Licensed Products in combination or conjunction with other NESTLE paks or NESTLE products ("NESTLE Products"), and no royalty shall be paid on such NESTLE Products. In the event that NESTLE sells Waterjet Paks or other Licensed Products in combination or conjunction with NESTLE Products, royalties on such included, but not separately invoiced, Waterjet Paks or other Licensed Products shall be paid based on NESTLE's average selling price for stand alone Waterjet Paks or other Licensed Products. In the event that no stand alone Licensed Products are sold, then the royalty will be paid on the incremental value of the Licensed Products sold in combination or conjunction with other NESTLE paks or NESTLE products, such incremental value to be mutually agreed between the parties and shall be based on similar NESTLE products. In no event shall the portion of the sale attributed to the Licensed Product be less that the value of the Licensed Product when sold alone.

     "Licensed Territory" means the entire world.

     "Net Selling Price" means the gross selling price of the Licensed Products reduced by (to the extent included in the gross selling price): (i) sales commissions paid on international sales through third party brokers and/or distributors; (ii) transportation charges or allowances, including air freight;
(iii) sales, use or value added taxes; (iv) normal and customary trade or volume discounts; (v) any returns or allowances granted in lieu of returns; and (vi) rebates paid to buying cooperatives.

All deductions from gross selling price shall be consistent with NESTLE's prior business practices for similar products. When calculating Net Selling Price, goods placed in inventory or on consignment shall not be deemed sold until invoiced to the customer. NESTLE's intracompany transfers or sales to subsidiary or affiliated companies shall not be regarded as sales for the purpose of this Agreement. Sales shall be deemed to have been made when title transfers to a third party purchaser.

     "Net Sales" shall mean the aggregate Net Selling Price for all Licensed Products.

     "Valid Claim(s)" means any claim of an issued patent contained in the Licensed Patent Rights that has not been held invalid or unenforceable by the unappealable or unappealed decision of a court of competent jurisdiction.


                                   ARTICLE II
                                   ----------
                                GRANT OF LICENSE
                                ----------------

     Section 2.00  Grant of Exclusive Patent License.
     -----------------------------------------------

     MEDJET hereby grants to NESTLE and NESTLE hereby accepts from MEDJET upon the terms and conditions herein specified the exclusive right and license in the field of corneal refractive surgery under the Licensed Patent Rights and Know-How to make, use, offer for sale and sell Licensed Products in the Licensed Territory. This license shall include the right to grant sublicenses to NESTLE's subsidiaries and affiliates.

     Section 2.01 Further Obligations of the Parties.
     -----------------------------------------------

     NESTLE shall use its Best Efforts to register, manufacture, promote and market the Licensed Products in all territories that NESTLE reasonably deems commercially viable. For purposes of this Agreement, "Best Efforts" shall mean the diligence, type, extent and intensity of efforts that NESTLE applies to successfully manufacture and market/sell worldwide, products that NESTLE has identified as being important to NESTLE's business. During the term of this Agreement, NESTLE may conduct or cause to be conducted activities directed toward the development and/or marketing of competing refractive surgical products provided NESTLE does not preferentially promote such competing product(s).

     MEDJET shall diligently develop the Licensed Products to meet the specifications provided by MEDJET to NESTLE and incorporated herein as attached Exhibit A. MEDJET shall provide NESTLE with reasonable levels of technical assistance, training and support as may be required to ensure the successful introduction, manufacture and sale of Licensed Products. MEDJET shall also provide support for NESTLE's efforts at manufacturable design, cost reduction or marketing for Licensed Products for mutually agreed upon compensation.

     MEDJET will keep NESTLE informed as to MEDJET's activities in the ophthalmic and otic fields and hereby grants NESTLE a right to first refusal to the distribution rights to other ophthalmic or otic products developed by MEDJET. NESTLE shall respond promptly to such offers made by MEDJET.

                                  ARTICLE III
                         ROYALTIES, RECORDS AND REPORTS

     Section 3.00  Licensing Fee.
     ---------------------------

     In exchange for the exclusive license granted hereunder, NESTLE shall pay
MEDJET a non-refundable licensing fee of      *        Dollars ($      *     ),
                                         -------------          -------------
one half (1/2) of which is payable immediately upon signing this Agreement
with the remaining one half (1/2) payable upon: 1)       *       ; and 2)
                                                    -------------
jointly designed experimental verification in cadaver eyes or animal eyes that the Licensed Product can achieve single pass targeted LASIK equivalent stromal removal without unacceptable thermal damage meeting the refractive range in the specifications listed on Exhibit A.

     In addition, NESTLE shall pay MEDJET an additional non-refundable licensing
fee of         *         Dollars ($       *        ) upon the successful
       -----------------           ----------------
completion (to NESTLE's reasonable satisfaction) no later than December 31, 2002, of clinical studies jointly designed by MEDJET and NESTLE demonstrating that the HydroBlade keratome for refractive surgery meets all of the specifications on attached Exhibit A. Such pre-FDA clinical study to include blind human eyes and a limited number of healthy human eyes and will be conducted by MEDJET.

     All determinations of whether experimental verification has been achieved or whether the completion of any clinical studies has been successful or whether the Licensed Product meets the specification on attached Exhibit A shall be determined solely by NESTLE, acting reasonably, using measurement methodology mutually agreed to by NESTLE and MEDJET.


____________________

*    Information omitted pursuant to a request for confidential treatment.

     Section 3.01  Royalties.
     -----------------------

     a)   Royalty.  In addition to the licensing fee set forth in Section 3.00,
          -------
NESTLE will pay MEDJET a running royalty of:

          i)  *   percent ( * %) of the Net Sales of Licensed Products if the
            ----           ---
     cumulative annual Net Sales of Licensed Products are less than or equal to Twenty-Five Million Dollars ($25,000,000.00); or

          ii)  *   percent ( * %) of the Net Sales of Licensed Products if
             ----           ---
     the cumulative annual Net Sales of Licensed Products are greater than Twenty-Five Million Dollars ($25,000,000.00) but less than or equal to Seventy-Five Million Dollars ($75,000,000.00); or

          iii)  *  percent ( * %) of the Net Sales of Licensed Products if
              ----          ---
     the cumulative annual Net Sales of Licensed Products are greater than Ninety-Six Million Four Hundred Thousand Dollars($96,400,000.00); or


          iv)  a lump sum of       *        Dollars ($     *      )
                              ------------           ------------- if the
cumulative annual Net Sales of Licensed Products are greater than Seventy-Five Million Dollars ($75,000,000.00) but less than or equal to Ninety-Six Million Four Hundred Thousand Dollars ($96,400,000.00).

     In the event that Licensed Products are sold in a country where Licensed Patent Rights do not exist and a competitive waterjet product is being sold in that country, then the running royalty rate shall be computed as set forth above and then the royalty due to sales in non-patent countries shall be reduced by one-half (1/2) on Net Sales in such country. (e.g., If cumulative Net Sales in patent and non-patent countries is $25,500,000, with $10,000,000 coming from
non-patent countries, the total royalty dues shall be    *   % of $15,500,000
                                                       ------
and    *   % of $10,000,000.  In no event shall the reduction in royalties for
    ------
sales in non-patent countries result in the total royalty payment being greater than the total royalty payment that would have been due if no reduction had been made for sales in non-patent countries.

     If MEDJET fails to deliver to NESTLE a corneal refractive surgery product that meets all of the specifications on attached Exhibit A by December 31, 2002, then the running royalty rates stated above shall be reduced retroactively by an amount to be agreed upon by the parties.


_____________________

*    Information omitted pursuant to a request for confidential treatment.

     b)   Minimum Royalties.  To maintain exclusivity, the running royalty
          -----------------
specified in Section 3.01(a) shall be subject to a minimum annual royalty of

      *       Dollars ($     *      ) beginning in 2000, paid quarterly.  This
------------             ------------
minimum annual royalty shall be payable regardless of whether NESTLE has commercially marketed any Licensed Product but shall be deducted from, and fully credited against, any running royalty earned under Section 3.01(a), provided that MEDJET has demonstrated progress (in NESTLE's sole opinion) in achieving the specification in attached Exhibit A.

     In the event that, by December 31, 2002, MEDJET has failed to deliver to NESTLE a product that meets all of the specifications on attached Exhibit A, then the minimum annual royalties specified above shall be reduced to
      *      Dollars ($     *      ).
 -----------           ------------

     Beginning in the year 2001, in the event that NESTLE fails to pay the minimum royalty due in any given year: 1) the exclusive license granted in
Section 2.00 shall become non-exclusive; and 2) MEDJET shall be free to grant other non-exclusive licenses to the Licensed Patent Rights and Know-How to third parties; and 3) NESTLE shall no longer be required to make minimum royalty payments under this Section 3.01(b); and NESTLE and MEDJET shall, at the request of MEDJET, negotiate in good faith, the termination of this Agreement, such termination to include adequate mutually agreed upon compensation to NESTLE.

     c)   Unblocking License.  In the event that NESTLE reasonably determines,
          ------------------
in its sole discretion, that a license is required from any third party in order for NESTLE to make, use or sell Licensed Products, the royalties payable to MEDJET under this Section 3.01 shall be reduced accordingly. The provisions of this Section 3.01(c) shall not apply to any changes to the Licensed Products made by NESTLE unless such change(s) were require to make the Licensed Product meet the specification on attached Exhibit A.

     d)   Payment Schedule.  Royalties due under Section 3.01 above shall be
          ----------------
paid by NESTLE to MEDJET in United States dollars within sixty (60) days after the end of each calendar quarter. Partial calendar quarters, if any, shall be treated as calendar quarters. If NESTLE fails to make any payment within the prescribed period, such unpaid amount shall bear interest at an annual rate of five (5) percentage points above the prime lending rate quoted by Citibank, N.A., New York, New York on the date such payment is due, such interest being payable from the date that the payment was due until the date the payment is actually made.



_____________________

*    Information omitted pursuant to a request for confidential treatment.

     Section 3.02 Records.
     --------------------

     NESTLE shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to MEDJET by way of royalty as aforesaid. The books of account shall be kept at NESTLE's principal place of business and the books of the supporting data therefor shall be open at all reasonable times for two (2) years following the end of a calendar year to which they pertain to the inspection of an independent certified public accountant retained by MEDJET for the purpose of verifying NESTLE's royalty statement or NESTLE's compliance in any respect with this Agreement. Any such accountant shall sign an appropriate agreement prepared by NESTLE to hold in confidence any and all information acquired in the course of performing such inspection for MEDJET.

     Section 3.03 Reports.
     --------------------

     NESTLE, within sixty (60) days after the close of each of its fiscal quarters, shall deliver to MEDJET a true and accurate report giving such particulars of the business conducted by NESTLE during the preceding three months as are pertinent to an accounting for royalty under this Agreement.

     Simultaneously with the delivery of each report, NESTLE shall pay to MEDJET the royalty accrued for the period covered by such report. If no royalties are due on the sale of Licensed Products, it shall be so reported.

     Section 3.04 Tax Withholding.
     ----------------------------

     NESTLE shall have no liability, and nothing shall be construed to create any liability, for any income, franchise or similar taxes (including, but not limited to, withholding taxes) which are the legal obligation of MEDJET, which may be required to be paid or collected by NESTLE, and MEDJET agrees to pay same and indemnifies NESTLE from any claim for payment of such taxes.

     All payments to MEDJET required under this Agreement shall be made to the name or account of MEDJET at the United States address designated by MEDJET.
Any and/or all of such payments shall be subject to such withholding tax laws, rules and regulations as may be applicable and, if such laws, rules or regulations require a withholding to be made, such payments(s) will be reduced by such amount(s) and the payment of the reduced amount(s) shall constitute full compliance with this Agreement. NESTLE shall provide to MEDJET appropriate proof of payment of any and all such taxes withheld. To the extent that any and/or all of such payments shall be subject to any currency control or other restrictions, NESTLE's compliance with such currency control or other restrictions shall not constitute a breach of this Agreement.

     Section 3.05  Health Registrations.
     ----------------------------------

     NESTLE shall be responsible for obtaining and maintaining all governmental approvals to sell Licensed Products in the markets that NESTLE decides to enter and shall assume all related costs. MEDJET will cooperate with NESTLE in seeking regulatory approval of Licensed Products.


                                   ARTICLE IV
                                   ----------
                              TERM AND TERMINATION
                              --------------------

     Section 4.00 Term.
     -----------------

     This Agreement shall have a term beginning on the Effective Date and terminating on the date that the last patent contained in the Licensed Patent Rights expires. In addition, NESTLE may terminate this Agreement upon three (3) months written notice to MEDJET, provided all royalties due under Section 3.01 have been paid.

     Section 4.01  Bankruptcy.
     ------------------------

     If NESTLE shall become bankrupt or insolvent and/or the business of NESTLE shall be placed in the hands of a receiver, assignee or trustee whether by the voluntary act of NESTLE or otherwise, this Agreement shall terminate immediately.

     Section 4.02  Other Default.
     ---------------------------

     Upon the breach of or default under this Agreement by NESTLE or MEDJET, the non-breaching party may terminate this Agreement by providing sixty (60) days written notice via certified mail to the breaching party. The notice shall become effective at the end of the sixty-day period after actual receipt of the notice by the breaching party unless during the period, the breach or default is cured.

     Section 4.03  Effect of Termination.
     -----------------------------------

     Upon termination of this Agreement for any reason, NESTLE may continue to sell in the ordinary course of business for a period of one hundred and eighty
(180) days reasonable quantities of Licensed Products that are fully manufactured and in NESTLE's normal inventory at the date of termination, provided any royalties due under Section 3.01 are paid to MEDJET for such Licensed Products.

     Upon termination of this Agreement by NESTLE for cause, any unamortized advance royalty paid by NESTLE to MEDJET under Section 3.01(b) shall be refunded immediately by MEDJET.

     Upon termination of this Agreement by MEDJET for cause, NESTLE shall assign to MEDJET any health registrations or government approvals for Licensed Products owned by NESTLE.


                                   ARTICLE V
                                   ---------
                             NOTICES AND ADDRESSES
                             ---------------------

     Section 5.00 Notices.
     --------------------

     Any written communication, notice, report or payment shall be addressed and mailed to the addressed party at the appropriate one of the following addresses:

          NESTLE:             Nestle S.A.
                              Case Postale 353
                              Avenue Nestle, CH-1800
                              Vevey, Switzerland

          MEDJET:             Medjet, Inc.
                              President, COO
                              1090 King Georges Post Road
                              Edison, New Jersey 08837

     Either party may change its mailing address for the purpose of this Agreement by giving the other party notice of such change fifteen (15) days prior to the date upon which the change is to become effective. All written communications, notices, reports or payments shall be sent by first-class mail, postage prepaid and certified.


                                   ARTICLE VI
                                   ----------
                               PATENT PROSECUTION
                               ------------------

     Section 6.00 Patent Prosecution Expenses.
     ----------------------------------------

     The expenses of preparing, prosecuting and maintaining the Licensed Patent Rights shall be solely the responsibility of MEDJET. MEDJET shall add to or maintain the Licensed Patent Rights when there is a demonstrated economic incentive to MEDJET to do so, including foreign countries and new technologies.

     Section 6.01  Ownership of Improvements in Know-How and the Waterjet
     --------------------------------------------------------------------
Technology.
----------

     The definition of Know-How and the Waterjet Technology shall be amended automatically to include any future improvements in the Waterjet Technology or Know-How developed, owned or controlled in any way by MEDJET. Any future improvements in the Waterjet Technology or Know-How developed solely by NESTLE shall be NESTLE's sole property, and MEDJET shall have no ownership interest in any such future improvements in the Waterjet Technology or Know-How developed by NESTLE; however, NESTLE hereby grants MEDJET a non-exclusive, royalty-free license outside of the fields of ophthalmology and otorhinolaryngology to use such NESTLE-owned future improvements in the Waterjet Technology or Know-How developed by NESTLE.


                                  ARTICLE VII
                                  -----------
                                  INFRINGEMENT
                                  ------------

     Section 7.00  Notices.
     ---------------------

     If either party hereto becomes aware that any person is, or may be, infringing the Licensed Patent Rights, that party shall immediately inform the other of the infringement, in writing.

     Section 7.01  Prosecution of Actions.
     ------------------------------------

     MEDJET shall have the right but not the obligation to initiate and prosecute at its own expense and for its sole benefit any action for infringement of any of the Licensed Patent Rights. MEDJET shall also have the right but not the obligation of conducting the defense against any action for declaratory relief asserting the invalidity or non-infringement of the Licensed Patent Rights brought by a third party against NESTLE and/or MEDJET. Should MEDJET fail to institute such proceedings within ninety (90) days from receipt by MEDJET of written notice from NESTLE of the existence of infringement or within thirty (30) days from receipt of service of process from a third party, NESTLE may, at its own expense, prosecute any such action in the name of MEDJET and if NESTLE elects to pursue such action, NESTLE shall retain seventy-five percent (75%) and MEDJET shall retain twenty-five percent (25%) of any moneys collected through such action after deducting all costs and expenses, including attorney fees, incurred by NESTLE in pursuing such action. Except as provided above, MEDJET shall not be responsible for any legal expenses of NESTLE in connection with the prosecution of any action contemplated hereby; however, MEDJET may, at its own expense, participate in and be represented by its own counsel in any action brought by NESTLE.

     Section 7.02  Cooperation.
     -------------------------

     MEDJET and NESTLE agree to join in any legal action covered by Section 7.01 hereof where such joinder is necessary to permit the action to proceed. Any settlement of any legal action covered by Section 7.01 hereof shall be mutually agreed upon by the parties hereto, and neither party shall withhold unreasonably such agreement.

                                  ARTICLE VIII
                                  ------------
                                CONFIDENTIALITY
                                ---------------

     During the term of this Agreement, either party may disclose to the other party confidential information in the nature of trade secrets. Accordingly, all information received by either party, directly or indirectly incident to this Agreement, shall be held in strictest confidence, and the receiving party shall not either directly or indirectly disclose or use, except in performance of its obligations under this Agreement, any such information of any kind or character as may be disclosed or otherwise imparted to the receiving party or as may be developed during the course of this Agreement, and that all such information shall be held in the strictest confidence. The foregoing obligations of confidentiality and non-use shall remain in effect for a period of three (3) years from the date of disclosure, and shall survive the expiration or termination of this Agreement.

     The obligations of confidence and non-use assumed by MEDJET and by NESTLE hereunder shall not apply to:

     (a)  information which at the time of disclosure is in the public domain;
          or

     (b) information which thereafter lawfully becomes a part of the public domain other than through disclosure by or through the receiving party; or

     (c) information which is already in the possession of the party receiving same as shown by its written record; or

     (d) information which is lawfully disclosed to either party by a third party not under an obligation of confidentiality to the disclosing party with respect to said Confidential Information; or

     (e) information which is subsequently developed by an employee or agent of the receiving party without actual knowledge of the disclosure; or

     (f) information which the receiving party is required by law to disclose, provided that the receiving party gives the disclosing party reasonable notice of its intent to disclose such information.

                                   ARTICLE IX
                                   ----------
                                 MISCELLANEOUS
                                 -------------

     Section 9.00  Indemnification.
     -----------------------------

     NESTLE shall defend, indemnify and hold MEDJET, its officers, directors, employees, agents, representatives, successors and designees harmless against all claims alleging that any Licensed Product sold by NESTLE does not have the approval of the applicable regulatory agency or any defect in materials, workmanship or manufacture of Licensed Products sold under this Agreement or any breach by NESTLE of its obligations under this Agreement and shall bear all costs of defending such actions.

     MEDJET agrees to make its employees and agents available as expert witnesses at a mutually agreed upon rate to provide deposition and/or trial testimony concerning the design and development of such products and to otherwise assist NESTLE in preparing the defense of such product liability actions, but responsibility for managing such litigation shall rest solely with NESTLE.

     Section 9.01  Assignability
     ---------------------------

     This Agreement, or any of the rights or obligations created herein, may not be assigned, in whole or in part, by either party, without the express, written permission of the other party, such permission not to be withheld unreasonably and permission shall be presumed to be granted thirty (30) days following notice; however, this Agreement shall be assignable by either party without the consent of the other party only to an affiliate or to the successors of the assigning party's entire business or of substantially all of the assigning party's assets relating to the manufacture and sale of Licensed Products. In the event that NESTLE assigns any of its rights under this Agreement to an affiliate of NESTLE, NESTLE shall remain secondarily liable for the obligations assigned to the affiliate.


     Section 9.02  Severability.
     --------------------------

     If any provision of this Agreement shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     Section 9.03  Counterparts.
     --------------------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall be deemed one and the same instrument.

     Section 9.04  Headings.
     ----------------------

     The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

     Section 9.05  Entire Agreement.
     ------------------------------

     This Agreement embodies the entire agreement between the parties relating to the subject matter hereof. All prior arrangements or understandings are hereby superseded and canceled. No change, modification, or waiver of this Agreement or any term thereof shall be valid or binding unless it is in writing and signed by the party intended to be bound.

     Section 9.06  Binding Effect.
     ----------------------------

     Except as otherwise provided herein, the terms, obligations, covenants, provisions, conditions and agreements herein shall bind and inure to the benefit of the successors, legal representatives, transferees and assigns of NESTLE and MEDJET.

     Section 9.07  Use of Name.
     -------------------------

     NESTLE shall me the name of MEDJET in connection with the promotion and sale of Licensed Products in a manner to be determined by NESTLE.

     The parties shall issue a mutually agreed upon press release following the execution of this Agreement

     Section 9.08  Choice of Law.
     ---------------------------

     The construction and performance of this Agreement shall be governed by the laws of the State of New York.

     Section 9.09  Obligation to Pay.
     -------------------------------

     Termination of this Agreement shall not affect the obligation of NESTLE to pay MEDJET any royalty or other payments which may be due and unpaid at the date of termination, nor shall the same prejudice any other right of MEDJET under this Agreement. Within sixty (60) days after termination, NESTLE shall render to MEDJET a written statement of the kind required in Section 3.03 hereof respecting the due and unpaid royalties and shall accompany such a statement with payment to cover the same.

     Section 9.10 Attorney Fees.
     --------------------------

     If any party to this Agreement institutes legal proceedings against any other party with respect to this Agreement or other transaction contemplated hereby, the losing or defaulting party shall pay to the prevailing party reasonable attorney fees, costs and expenses incurred in connection with the prosecution or defense of such action.

     Section 9.11 Warranty.
     ---------------------

     MEDJET warrants that it is the sole and exclusive owner of the Know-How and Licensed Patent Rights and has the right to grant the exclusive license contained in this Agreement. MEDJET shall defend, indemnify and hold NESTLE harmless against all claims by any third party alleging ownership of or any rights to the Know-How and Licensed Patent Rights and shall bear all costs of defending such actions, provided MEDJET is given prompt notice of such claim(s) and MEDJET is given the opportunity to take over, control, settle and defend any such claim(s).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the last day indicated below.

                                 NESTLE S.A.


                                 BY:    /s/ Claude Rossier
                                       -------------------
DATE:  22 July, 1998
       -------------             NAME:      Claude Rossier
                                       -------------------
                                 TITLE:     Vice-President
                                       -------------------



                                 MEDJET, INC.


                                 BY:    /s/ Eugene I. Gordon
DATE:  July 15, 1998                   ---------------------
       -------------
                                 NAME:      Eugene I. Gordon
                                       ---------------------

                                 TITLE: Chairman and Chief Executive Officer
                                       -------------------------------------

                                   EXHIBIT A



     Product Specifications for MEDJET Powercut Microkeratome.



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*    Information omitted pursuant to a request for confidential treatment.

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